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                         [Dewey Ballantine Letterhead]

                                 August 8, 2005

Alleghany Corporation
7 Times Square Tower
17th Floor
New York, New York 10036

             Re: Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2005

Dear Ladies and Gentlemen:

            We have acted as counsel for Alleghany Corporation, a Delaware corporation ("Alleghany"), in connection with the registration by Alleghany under the Securities Act of 1933, as amended (the "Act"), of 120,487 shares of common stock, par value $1.00 per share (the "Shares"), of Alleghany offered or to be offered pursuant to the Alleghany Corporation Amended and Restated Directors' Stock Option Plan, Alleghany Corporation 2000 Directors' Stock Option Plan, Alleghany Corporation 2005 Directors' Stock Plan and Alleghany Corporation Subsidiary Directors' Stock Option Plan (the "Plans") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2005 (the "Registration Statement").

            We are familiar with the proceedings of Alleghany relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware.

            Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Plans have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Alleghany authorizing such issuance, will be validly issued, fully paid and nonassessable.

            The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come

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Alleghany Corporation
August 8, 2005
Page 2

within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Dewey Ballantine LLP